                                                                   EXHIBIT 10.18

                         SECURITIES HOLDERS AGREEMENT

                                  Dated as of

                              September 30, 1997

                                     among

                        CALIFORNIA PIZZA KITCHEN, INC.,

                   BRUCKMANN, ROSSER, SHERRILL & CO., L.P.,

                             RICHARD L. ROSENFIELD

                                 LARRY S. FLAX

                                      and

                      THE ADDITIONAL INVESTORS NAMED HEREIN

                            SECURITIES HOLDERS AGREEMENT

          THIS IS A SECURITIES HOLDERS AGREEMENT, dated as of September 30, 1997 (the "Agreement"), by and among California Pizza Kitchen, Inc., a California corporation (the "Company"), Bruckmann, Rosser, Sherrill & Co., L.P., a Delaware limited partnership ("BRS"), the individuals and entities set forth on Exhibit A hereto (the "Additional Investors"), and Richard L. Rosenfield and
Larry S. Flax, each of whom in their individual capacity and as Trustee under the California Pizza Kitchen, Inc. Voting Trust Agreement, dated March 1, 1990, as amended March 2, 1990 (the "Voting Trust Agreement"), and as Trustee of any trust which is a beneficiary thereof, with respect to the shares of stock subject to such trusts (the "Founding Investors"). BRS, the Additional Investors and the Founding Investors are sometimes referred to hereinafter individually as an "Investor" and collectively as the "Investors."

                                  Background
                                  ----------

          A. The Company has entered into an Agreement and Plan of Merger, dated as of July 1, 1997, as amended by the First Amendment to Agreement and Plan of Merger, dated as of September 9, 1997 (the "Merger Agreement"), pursuant to which the Company has, among other things, amended its Articles of Incorporation to amend the terms of the Class A Common Stock, par value $.01 per share
("Class A Common Stock"), and Class B Common Stock, par value $.01 per share ("Class B Common Stock" and, together with Class A Common Stock, the "Common Stock"), of the Company.

          B. Pursuant to the merger (the "Merger") contemplated under the Merger Agreement, BRS and the Additional Investors have been issued a number of shares of Class A Common Stock or Class B Common Stock, and the Founding Investors have been issued a number of shares of Class A Common Stock equal, in the case of the Founding Investors, on a percentage basis to the number of shares of Common Stock of the Company owned by the Founding Investors prior to such Merger.

          C. The Investors and the Company wish to set forth certain agreements regarding their future relationships and their rights and obligations with respect to the Securities.

          D. As used herein, the term "Securities" means the Common Stock or any other shares of capital stock of the Company, or any securities convertible into or exchangeable for such capital stock, or any options, warrants or other rights to acquire such capitals stock or securities, now or hereafter held by any party hereto, including all other securities of the Company (or a successor to the Company) received on account of ownership of the Common Stock, including all securities issued in connection with any merger, consolidation, stock dividend, stock distribution, stock split, reverse stock split, stock combination, recapitalization, reclassification, subdivision, conversion or similar transaction in respect thereof.

                                     Terms
                                     -----

          In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                        REPRESENTATIONS, WARRANTIES AND
                           COVENANTS OF THE COMPANY
                           ------------------------

          1.1  Representations and Warranties of the Company. The Company
               ----------------------------------------------
represents and warrants to, and covenants and agrees with, each of the Investors as follows:

               (a) The Company is a corporation validly existing and in good standing under the laws of the State of California.

               (b) The Company has full corporate power and corporate authority to make, execute, deliver and perform this Agreement and to carry out all of the transactions provided for herein.

               (c) The Company has taken such corporate action as is necessary or appropriate to enable it to perform its obligations hereunder, including, but not limited to, the issuance and sale of the Securities issued by it prior hereto, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with the terms hereof.

               (d) As of the Closing under the Merger Agreement, the authorized capital stock of the Company will consist of (i) 40,000,000 shares of Class A Common Stock, of which the number of shares reflected in Exhibit A will be issued and outstanding immediately after the Closing; (ii) 40,000,000 shares of Class B Common Stock, of which the number of shares reflected in Exhibit A will be issued and outstanding immediately after the Closing, and (iii) 40,000,000 shares of Preferred Stock, of which no shares will be issued and outstanding immediately after the Closing. As of the Closing, except as set forth in
Schedule 1.1, there will be no rights, subscriptions, warrants, options,
------------
conversion rights, or agreements of any kind outstanding to purchase from the Company, or otherwise require the Company to issue, any shares of capital stock of the Company or securities or obligations of any kind convertible into or exchangeable for any shares of capital stock of the Company; the Company will not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock; and the shares of Common Stock set forth on Exhibit A will constitute all of the outstanding shares of the Company's capital stock.

                                  ARTICLE II

                       REPRESENTATIONS, WARRANTIES AND
                            COVENANTS OF INVESTORS
                            ----------------------

     2.1  Representations, Warranties and Covenants of Each Investor. Each of
          ----------------------------------------------------------
the Investors severally represents and warrants to, and covenants and agrees with, the Company that:

          (a) Such Investor has full legal right, power and authority (including the due authorization by all necessary corporate action) to enter into this Agreement and to perform such Investor's obligations hereunder without the need for the consent of any other person; and this Agreement has been duly authorized, executed and delivered and constitutes the legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with the terms hereof.

          (b) In the case of BRS and any Additional Investor, the Securities have been acquired by such Investor for investment, and not with a view to any distribution thereof that would violate the Securities Act of 1933, as amended (the "Securities Act"), or the applicable state securities laws of any state; and such Investor will not distribute the Securities in violation of the Securities Act or the applicable securities laws of any state.

          (c) Such Investor understands that the Securities have not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available.

          (d) Such Investor is financially able to hold the Securities for long-term investment, believes that the nature and amount of the Securities being purchased are consistent with such Investor's overall investment program and financial position, and recognizes that there are substantial risks involved in the purchase of the Securities.

          (e) Such Investor confirms that (i) such Investor is familiar with the business of the Company and its subsidiaries, (ii) such Investor has had the opportunity to ask questions of the officers and directors of the Company and to obtain (and that such Investor has received to its satisfaction) such information about the business and financial condition of the Company and its subsidiaries as it has reasonably requested, and (iii) such Investor, either alone or with such Investor's representative (as defined in Rule 501(h) promulgated under the Securities Act), if any, has such knowledge and experience in financial and business matters that such Investor is capable of evaluating the merits and risks of the prospective investment in the Securities.

     2.2  Legend.  The certificates representing the Securities shall bear the
          ------
following legend in addition to any other legend required under applicable law:

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO
            SUBJECT TO THE TERMS AND CONDITIONS OF A SECURITIES HOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.


            2.3  Additional Investor Representations and Warranties. BRS
                 --------------------------------------------------
and each Additional Investor severally represents and warrants to the Company as to itself that:

                 (a) if an individual, such Additional Investor's residence, business address and business and residence telephone numbers are as set forth below his or her signature to this Agreement; and

                 (b) in formulating a decision to enter into this Agreement, such Investor has relied solely upon an independent investigation of the Company's and its subsidiaries' business and upon consultations with his or her or its legal and financial advisers with respect to this Agreement and the nature of his or her or its investment; and that in entering into this Agreement no reliance was placed upon any representations or warranties other than those contained in this Agreement.

            2.4  Restrictions on Transfers of Securities.
                 ---------------------------------------

            The following restrictions on Transfer shall apply to all Securities owned by any Investor or Permitted Transferee (except a Permitted Transferee by virtue of Section 2.4(b)(iv) hereof):

                 (a) No Investor or Permitted Transferee (except a Permitted Transferee by virtue of Section 2.4(b)(iv) hereof) shall Transfer (other than in connection with a redemption or purchase by the Company) any Securities unless
(i) such Transfer is to a person or entity approved in advance in writing by the holders of at least fifty percent (50%) of the outstanding Common Stock then held by the Investors (including shares held by the transferor) and (ii) such Transfer complies with the provisions of Article III and this Section 2.4. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect and the purported transferee shall have no rights or privileges in or with respect to the Company. As used herein, "Transfer" includes the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer of voting rights or any other beneficial interest in any of the Securities, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Securities.

                   Prior to any proposed Transfer of any Securities, the holder thereof shall give written notice to the Company describing the manner and circumstances of the proposed Transfer accompanied by a written opinion of legal counsel, addressed to the Company and the transfer agent, if other than the Company, and reasonably satisfactory in form and substance to each addressee, to the effect that the proposed Transfer of the Securities may be effected without registration under the Securities Act and applicable state securities laws. Each certificate evidencing the Securities transferred shall bear the legends set forth in Section 2.2, except that such certificate shall not bear such legend if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provision of the Securities Act or applicable state securities laws.

                   Nothing in this Section 2.4(a) shall prevent the Transfer, free of any restrictions under this Agreement, of Securities by an Investor or a Permitted Transferee to one or more of its Permitted Transferees, or to the Company; provided, however, that each such Investor or Permitted Transferee
         --------  -------
(except a Permitted Transferee by virtue of Section 2.4(b)(iv) hereof) shall take such Securities subject to and be fully bound by the terms of this Agreement applicable to it with the same effect as if it were a party hereto; and provided, further, that (i) no entity or person (other than a Permitted
    --------  -------
Transferee by virtue of Section 2.4(b)(iv) hereof) shall be a Permitted Transferee unless such transferee executes a joinder to this Agreement satisfactory in form and substance to the Company which joinder states (A) that such entity or person agrees to be fully bound by this Agreement as if it were a party hereto and (B) with respect to any Permitted Transferee other than a natural person, that such Permitted Transferee agrees to Transfer such Securities to the Investor from whom such Permitted Transferee received such Securities immediately prior to the occurrence of any event which would result in such person no longer being a Permitted Transferee of such Investor, and (ii) no Transfer shall be effected except in compliance with the registration requirements of the Securities Act or pursuant to an available exemption therefrom. Each Investor agrees to accept the Transfer of Securities to such Investor at any time from a transferee of such Investor.

               (b) As used herein, "Permitted Transferee" shall mean:

                      (i) in the case of any Investor or Permitted Transferee who is a natural person, such Investor's or Permitted Transferee's spouse or children or grandchildren (in each case, natural or adopted), any trust established solely for such Investor's or Permitted Transferee's benefit or the benefit of such Investor's or Permitted Transferee's spouse or children or grandchildren (in each case, natural or adopted), or any corporation or partnership in which the direct and beneficial owner of all of the equity interest is such individual Investor or Permitted Transferee or such

Investor's or Permitted Transferee's spouse or children or grandchildren (in each case, natural or adopted) (or any trust for the benefit of such persons);

                   (ii) in the case of any Investor or Permitted Transferee who is a natural person, the heirs, executors, administrators or personal representatives upon the death of such Investor or Permitted Transferee or upon the incompetency or disability of such Investor or Permitted Transferee for purposes of the protection and management of such Investor's assets;

                  (iii) in the case of any Investor who is not a natural person or Permitted Transferee who is not a natural person, any Affiliate (as hereinafter defined) of such Investor;

                   (iv) in the case of any Investor or Permitted Transferee, any person or other entity if such person or other entity takes such Securities pursuant to a sale in connection with a Public Offering or following a Public Offering in open market transactions or under Rule 144 under the Securities Act;

                    (v) in the case of BRS or any Additional Investor which is not a natural person, any of its employees, partners, officers or directors or any corporation, partnership or other entity at least a majority of the equity in which is held in the aggregate by such party, its employees, officers or directors or any of their respective Affiliates; and

                   (vi) in the case of the Founding Investors, a person or entity who is Transferred Securities in accordance with paragraph (d) below, or any transfer to the beneficiaries of the Voting Trust Agreement upon a termination of such agreement.

             (c) As used herein, "Affiliate" means with respect to any person, a corporation or other entity in which such person owns, directly or indirectly through one or more intermediaries and has the power to vote, more than fifty percent (50%) of the outstanding capital stock or other voting interests of such corporation or entity; and "Public Offering" means a successfully completed firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act (other than (i) a Special Registration Statement or (ii) a registration statement relating to a Unit Offering) in respect of the offer and sale of shares of Common Stock for the account of the Company resulting in aggregate net proceeds to the Company and any stockholder selling shares of Common Stock in such offering of not less than $30,000,000. A "Special Registration Statement" means (i) a registration statement on Forms S-8 or S-4 or any similar or successor form or any other registration statement relating to an exchange offer or an offering of securities solely to the Company's employees or security holders or used in connection with the acquisition of the business of another person or entity or (ii) a registration statement registering a Unit Offering. A "Unit Offering" shall mean a Public Offering of a combination of debt and equity securities of the Company in which
(i) not more than 10% of the gross proceeds received from the sale of such securities is attributed to such equity securities, and (ii) after giving effect to such offering, the Company does not have a class of equity securities required to be registered under the Securities Exchange Act of 1934, as amended.

                    (d) Notwithstanding Section 2.4(a) above, nothing in this Agreement shall prevent a Transfer of Securities, free of the restrictions in this Agreement, by either of the Founding Investors at any time after the first anniversary of the Closing Date so long as (i) the Transfer is effected in compliance with the registration requirements of the Securities Act or pursuant to an available exemption therefrom, (ii) the transferee executes and delivers a joinder to this Agreement satisfactory to the Company stating that such transferee agrees to be bound by the provisions of this Agreement as if a party hereto and (iii) unless such Transfer is a De Minimis Charitable Sale (as defined below), the Transfer complies with the right of first refusal of the Company on such Securities arising under the Assignment of Rights Agreement, dated as of the date hereof, among PepsiCo, Inc., CPK Acquisition Corp., Richard L. Rosenfield, Larry S. Flax and the Company (the "Assignment Agreement"). In addition, nothing in this Agreement shall prevent a Transfer of Securities, free of the restrictions in this Agreement, by either of the Founding Investors so long as (i) the sale is to an unaffiliated charitable organization and the number of Securities sold, individually and in the aggregate with other sales made by such Founding Investor pursuant to this sentence, amounts to not more than 0.5% of the outstanding Securities of that class (a "De Minimis Charitable Sale"), (ii) the Transfer is effected in compliance with the registration requirements of the Securities Act or is effected pursuant to an available exemption therefrom and (iii) the transferee executes and delivers a joinder to this Agreement satisfactory to the Company stating that such transferee agrees to be bound by the provisions of this Agreement as if a party hereto.

                    (e) Notwithstanding Section 2.4(a) above, nothing in this Agreement shall prevent a Transfer of Securities, free of the restrictions in this Agreement, by any Investor in connection with the grant by such Investor of any proxy to representatives of BRS, or the agreement by such Investor to vote securities in accordance with the instructions of BRS, or the deposit by such Investor of shares of Common Stock with a voting trust where the trustee or trustees of such trust are representatives of BRS.

               2.5  Notation. A notation will be made in the appropriate
                    --------
transfer records of the Company with respect to the restrictions on transfer of the Securities referred to in this Agreement.


                                  ARTICLE III

                      OTHER COVENANTS AND REPRESENTATIONS
                      -----------------------------------

               3.1  Financial Statements and Other Information. So long as
                    ------------------------------------------
BRS or any of the Founding Investors, as the case may be, owns any of the Securities, the Company shall deliver to BRS or such Founding Investor:

                    (a) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments; and

                    (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated and consolidating balance sheet of the Company and its subsidiaries as of the end of such year, and consolidated and consolidating statements of income and cash flows of the Company and its subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as otherwise noted therein, together with an auditor's report thereon of a firm of established national reputation.

               3.2  Sale of the Company.
                    -------------------

                    (a) So long as the Company has not consummated a Public Offering, if BRS (so long as BRS and its Affiliates, officers, directors and employees own in the aggregate at least forty percent (40%) of the outstanding Common Stock of the Company) approves in writing the sale of the Company to an unaffiliated person (whether by merger, consolidation, sale of all or substantially all of its assets or sale of the outstanding capital stock) (an "Approved Sale"), each Investor and Permitted Transferee will consent to, vote for, and raise no objections against, and waive dissenters and appraisal rights (if any) with respect to, the Approved Sale, and if the Approved Sale is structured as a sale of stock, each Investor and such Permitted Transferee will agree to sell and will be permitted to sell all of such Investor's and such Permitted Transferee's Common Stock or other Securities on the terms and conditions approved by BRS; provided, however, that neither of the Founding Investors (nor their Permitted Transferees) shall be subject to the foregoing obligations in respect of an Approved Sale until the first anniversary of the Closing Date. Each Investor and such Permitted Transferee will take all necessary and desirable actions in connection with the consummation of an Approved Sale.

                    (b) The obligations of each of the Investors with respect to an Approved Sale are subject to the satisfaction of the conditions that: (i) upon the consummation of the Approved Sale all of the Investors and Permitted Transferees will receive the same form and amount of consideration per share of Common Stock, or if any holder of Common Stock is given an option as to the form and amount of consideration to be received, all Investors and Permitted Transferees will be given the same option; and (ii) the terms of sale shall not include any indemnification, guaranty or the similar undertaking of the Investor (other than undertakings of Founding Investors in respect of continued employment) that is not made or given pro rata with other Investors on the basis of share ownership. The obligations of each of the Founding Investors with respect to an Approved Sale which occurs prior to the second anniversary of the Closing Date are also subject to the condition that the aggregate consideration received as a result of such Approved Sale by the Minority Stockholders as a group is at least equal to the Minimum Value Amount (as such terms are hereinafter defined). For this purpose, "Minority Stockholders" means the stockholders of the Company as of the close of business on the Closing Date other than BRS and the Additional Investors; and "Minimum Value Amount" equals the product of (x) $30,674,847 times (y) a fraction, the numerator of which is the number of outstanding shares of Common Stock of the Company held by Minority Stockholders at the time of the Approved Sale, and the denominator of which is the total number of shares of Common Stock of the Company outstanding at the time of the Approved Sale.

               3.3  Tag-Along.
                    ---------

                    (a)  (i)   Except as otherwise provided in Section
3.3(a)(v), no "Seller" (as hereinafter defined) shall sell any Common Stock in any transaction or series of related transactions unless all "Holders" (as hereinafter defined) are offered an equal opportunity to participate in such transaction or transactions on a pro-rata basis and on identical terms (including price and type of consideration paid). As used in this Section 3.3, "Seller" shall mean BRS and its Affiliates who hold in excess of 5% of the Common Stock; and "Holders" shall mean the Investors and their Permitted Transferees (other than a Permitted Transferee pursuant to Section 2.4(b)(iv)).

                         (ii)  Prior to any sale of Common Stock subject to
these provisions, the Seller shall notify the Company in writing of the proposed sale. Such notice (the "Seller's Notice") shall set forth: (A) the number of shares of Common Stock subject to the proposed sale; (B) the name and address of the proposed purchaser; and (C) the proposed amount of consideration and terms and conditions of payment offered by such proposed purchaser. The Company shall promptly, and in any event within 15 days, mail or cause to be mailed the Seller's Notice to each Holder. A Holder may exercise the tag-along right by delivery of a written notice (the "Tag-Along Notice") to the Seller within 15 days of the date the Company mailed or caused to be mailed the Seller's Notice. The Tag-Along Notice shall state the number of shares of Common Stock that the Holder proposes to include in the proposed sale. If no Tag-Along Notice is received during the 15-day period referred to above, the Seller shall have the right for a 120-day period to effect the proposed sale of shares of Common Stock on terms and conditions no more favorable than those stated in the notice and in accordance with the provisions of this Section 3.3.

                         (iii) Notwithstanding anything herein to the contrary,
a Seller may make any of the following sales without offering the Holders the opportunity to participate: (A) sales by a Seller to any Affiliate or Permitted Transferee, provided that the proposed purchaser (except a Permitted Transferee
            --------
by virtue of Section 2.4(b)(iv) hereof) agrees in writing to be bound by the provisions of this Agreement; (B) sales pursuant to an effective registration statement under the Securities Act; (C) sales pursuant to an Approved Sale; and
(D) sales other than those specified in the foregoing (A) through (C) which are made in compliance with Section 2.4(a) and in the aggregate do not exceed 15% of the Common Stock outstanding.

                         (iv)  Each Investor acknowledges for itself and its
transferees that BRS may grant in the future tag-along rights to other holders of Common Stock and such holders will (A) have substantially the same opportunity to participate in sales by BRS and the Founding Investors

(and other "Sellers") as provided to the parties hereto, and (B) be included in the calculation of the pro rata basis upon which Holders may participate in a sale. Without limiting the foregoing, each of the parties hereto acknowledges and agrees that the Company will adopt an Incentive Compensation Plan (the "Plan") pursuant to which certain employees employed by the Company and/or its wholly-owned subsidiaries may be granted, subject to the terms of the Plan, options to purchase shares of Common Stock of the Company; and that each of the participants in such Plan may become subject to this Agreement and may be "Holders" for purposes of this Section 3.3.

               (v) The tag-along obligations of the Sellers provided under this Section 3.3 shall terminate upon the earlier of (A) the consummation of a Public Offering, and (B) the day after the date on which BRS and its Affiliates who hold in excess of 5% of the Common Stock own in the aggregate less than 10% of the Common Stock, and upon the termination of such tag-along obligations, the rights of the Holders with respect thereto shall also terminate.

               (vi) Notwithstanding the requirements of this Section 3.3, a Seller may sell Common Stock at any time without complying with the requirements of Section 3.3(a)(ii) so long as the Seller deposits into escrow with an independent third party at the time of sale that amount of the consideration received in the sale equal to the "Escrow Amount." The "Escrow Amount" shall equal that amount of consideration as all the Holders would have been entitled to receive if they had the opportunity to participate in the sale on a pro rata basis, determined as if each Holder (A) delivered a Tag-Along Notice to the Seller in the time period set forth in Section 3.3(a)(ii) and (B) proposed to include all of its shares of Common Stock in the sale.

                         No later than the date of the sale, the Seller shall
notify the Company in writing of the proposed sale. Such notice (the "Escrow Notice") shall set forth the information required in the Seller's Notice, and in addition, such notice shall state the name of the escrow agent and, if the consideration (in whole or in part) for the sale was cash, then the account number of the escrow account. The Company shall promptly, and in any event within 10 days, mail or cause to be mailed the Escrow Notice to each Holder.

                         A Holder may exercise the tag-along right by delivery
to the Seller, within 15 days of the date the Company mailed or caused to be mailed the Escrow Notice, of (A) a written notice specifying the number of shares of Common Stock it proposes to sell, and (B) the certificates for such Common Stock, with stock powers duly endorsed in blank.

                         Promptly after the expiration of the 15th day after the
Company has mailed or caused to be mailed the Escrow Notice, (A) the Seller shall purchase that number of shares of Common Stock as Seller would have been required to include in the sale had Seller complied with the provisions of
Section 3.3(a)(ii), (B) all shares of Common Stock not required to be purchased by Seller shall be returned to the Holders thereof, and (C) all remaining funds and other consideration held in escrow shall be released to Seller. If Seller received consideration other than cash in its sale, Seller shall purchase the shares of Common Stock tendered by paying to the Holders non-cash consideration and cash in the same proportion as received by Seller in the sale.

          3.4  Certain Preemptive Rights.
               -------------------------

               (a) If the Company proposes to issue any shares of Common Stock to BRS or its Affiliates, other than in a transaction described in Section 3.4(d) below, the Company shall first offer in writing to sell to each Founding Investor such Investor's pro rata share of the proposed issue of Common Stock, at the same price and on the same terms at which the Company proposes to sell such issue to BRS or its Affiliates. For purposes hereof, a Founding Investor's "pro rata share" of an issue of Common Stock shall be that number which is equal to the product of (i) the number of shares proposed to be issued to BRS or its Affiliates, times (ii) a fraction, the numerator of which is the number of outstanding shares of Common Stock held by such Founding Investor, and the denominator of which is the aggregate number of outstanding shares of Common Stock calculated on a fully diluted basis.

               (b) The Company's offer shall describe the quantity, the price and payment terms of the Common Stock proposed to be issued to BRS or its Affiliates. Each Founding Investor shall have 30 days from receipt of such offer to accept the offer in writing, which acceptance may be as to all or any part of such Founding Investor's pro rata share of such issue. Sale of the portion of the Common Stock subscribed for under this Section 3.4(b) shall be held on a date acceptable to the Company and those persons who have exercised their preemptive rights, but in no case more than 60 days after the date of the Company's offer to such persons. Notwithstanding the foregoing, nothing in this
Section 3.4 will limit the right of the Company, if any Founding Investor has not accepted the Company's offer made pursuant to paragraph (a) above within 15 days of the Founding Investor's receipt of such offer, thereupon to consummate the issuance to BRS or its Affiliates of the number of shares of Common Stock included in such issuance which does not represent such Founding Investor's pro rata share of such issuance.

               (c) In the event either of the Founding Investors does not subscribe for all of the issue of Common Stock offered to him pursuant to this
Section 3.4, the Company may issue to BRS the number of shares of Common Stock not subscribed for at a price no less favorable to the Company than that specified in such offer and on payment and other terms no less favorable to the Company than those specified in such offer.

               (d) Any shares of Common Stock issued pursuant to the Closing of the transactions contemplated under this Agreement or the Merger Agreement and any issuance of shares of Common Stock upon conversion of the Common Stock (or in connection with any stock dividend, stock split or similar transaction) shall be excluded from the applicability of this Section 3.4.

               (e) The preemptive rights granted by this Section 3.4 shall expire at the earlier of (i) as to either of the Founding Investors, at such time as such Founding Investor (together with his Permitted Transferees) holds less than 5% of the outstanding shares of Common Stock, or (ii) upon the consummation of a Public Offering.

                                  ARTICLE IV

                               CORPORATE ACTIONS
                               -----------------

          4.1  Articles of Incorporation and Bylaws. Each Investor has reviewed
               ------------------------------------
the Articles of Incorporation and Bylaws of the Company in the forms attached hereto as Exhibits B-1 and B-2, and hereby approves and ratifies the same.

          4.2  Directors and Voting Agreements. Each Investor and Permitted
               -------------------------------
Transferee agrees that it shall take, at any time and from time to time, all action necessary (including voting the Common Stock owned by him, her or it, calling special meetings of stockholders and executing and delivering written consents) to ensure that the Board of Directors of the Company is composed at all times of at least five persons (with the exact number to be determined by BRS from time to time) as follows: (a) prior to the third anniversary of the Closing Date, Richard L. Rosenfield (who during such time period shall also be a Co-Chairman of the Board of Directors of the Company), so long as he is a stockholder of the Company, Larry S. Flax (who during such time period shall also be a Co-Chairman of the Board of Directors of the Company), so long as he is a stockholder of the Company, and the balance of the members designated by BRS; and (b) on and after the third anniversary of the Closing Date, one individual designated jointly by Richard L. Rosenfield and Larry S. Flax (but only so long as Messrs. Rosenfield and Flax together then own or have voting power over 16-2/3% or more of the then outstanding Common Stock of the Company) and the balance of the members designated by BRS.

          4.3  Right to Remove Certain of the Company's Directors. Each of BRS
               --------------------------------------------------
and the Founding Investors, as the case may be, may request that any director designated by it be removed (with or without cause) by written notice to the other Investors, and, in any such event, each Investor and Permitted Transferee shall promptly consent in writing or vote or cause to be voted all shares of Class A Common Stock now or hereafter owned or controlled by them or it for the removal of such person as a director. In the event any person ceases to be a director, such person shall also cease to be a member of any committee of the Board of Directors or the Company.

          4.4  Right to Fill Certain Vacancies in Company's Board. In the event
               --------------------------------------------------
that a vacancy (other than any vacancies created by the initial adoption by the Company of the revised Bylaws of the Company attached hereto as Exhibit B-2 immediately following the closing under the Merger Agreement, which vacancies shall be filled by the Company's then sole director) is created on the Company's Board of Directors at any time by the death, disability, retirement, resignation or removal (with or without cause) of a director designated by BRS or the Founding Investors, as the case may be, or if otherwise there shall exist or occur any vacancy on the Company's Board of Directors in a directorship subject to designation by BRS or the Founding Investors, as the case may be, such vacancy shall not be filled by the remaining members of the Company's Board of Directors but each Investor and Permitted Transferee hereby agrees promptly to consent in writing or vote or cause to be voted all shares of Class A Common Stock now or hereafter owned or controlled by them or it to elect that individual designated to fill such vacancy and serve as a director, as shall be designated by the Investor then entitled to designate such director pursuant to Section 4.2.

          4.5  Cumulative Voting. Each Investor and Permitted Transferee hereby
               -----------------
waives any and all cumulative voting rights which may be granted to such Investor under California law or otherwise.

          4.6  Amendment of Articles and Bylaws. Each Investor and Permitted
               --------------------------------
Transferee agrees that it shall not consent in writing or vote or cause to be voted any shares of Common Stock now or hereafter owned or controlled by it in favor of any amendment, repeal, modification, alteration or rescission of, or the adoption of any provision in the Company's Articles of Incorporation or Bylaws inconsistent with this Agreement unless BRS consents in writing to such action or votes or causes to be voted all of the shares of Common Stock held by it in favor of such action; provided that BRS shall not consent to any amendment
                            --------
which would adversely affect either of the Founding Investor's right to designate a director to the Company's Board of Directors or remove, or fill any vacancy created with respect to, any director entitled to be designated by a Founding Investor as set forth in Sections 4.2, 4.3 and 4.4 of this Agreement.

          4.7  Directors of Subsidiaries. The Company shall take, and each of
               -------------------------
the Investors and Permitted Transferees agrees that it shall cause the Company to take, at any time and from time to time, all action necessary (including voting all shares of common stock of the subsidiaries owned by the Company, calling special meetings of stockholders and executing and delivering written consents) to ensure that the Board of Directors of any subsidiary is identical to the Board of Directors of the Company.

          4.8  Termination of Voting Agreements. The voting agreements in
               --------------------------------
Sections 4.2, 4.3, 4.4, 4.5 and 4.6 shall terminate on the earlier of (i) the date the Company consummates a Public Offering and (ii) the date when BRS and its Permitted Transferees and their respective Affiliates no longer own in the aggregate at least 35% of the issued and outstanding Common Stock.

          4.9  Officers. Each Investor approves the election of the following
               --------
officers of the Company, together with such other officers as may be elected or appointed by the Company or its Board of Directors:

               Name                          Position
               ----                          --------

               Richard L. Rosenfield         Co-Chairman
               Larry S. Flax                 Co-Chairman
               Fortunato N. Valenti          Acting Chief Executive Officer

          4.10 Management Rights. For so long as BRS owns in the aggregate at
               -----------------
least 5% of the outstanding Securities on a fully diluted basis and there has not been a Public Offering:

          (a)  Right of Consultation. BRS shall have the right to consult with
               ---------------------
and advise the management of the Company and its subsidiaries, at any time or from time to time, on all matters relating to the operation of the Company and its subsidiaries, including, without limitation, significant changes in management personnel and compensation or employee benefits, the introduction of new products or new lines of business, important acquisitions or dispositions of plant and equipment, significant research and development programs, the purchase or sale of important patents, trademarks, licenses and concessions, the negotiation, execution and delivery of any material contracts, including without limitation franchise or license agreements, and the proposed compromise of any significant litigation.

          (b)  Observation Rights. BRS shall have the right to have its
               ------------------
representatives (in addition to its representatives that are directors) attend meetings of the Board of Directors (and committees thereof) of the Company. The Company shall give BRS (i) at least three days' notice of each regular meeting of the Board of Directors of the Company, (ii) such notice as is necessary under the circumstances to enable BRS's representatives to attend each special or emergency meeting of the Board of Directors of the Company, (iii) on or prior to the date of each meeting of the Board of Directors of the Company all information given to the directors at such meeting and (iv) within 90 days following each meeting of the Board of Directors of the Company, copies of the minutes of such meeting.

          (c)  Inspection and Access. The Company shall provide to BRS true and
               ---------------------
correct copies of all quarterly and annual financial reports of the Company and budgets prepared by or on behalf of the Company, and such other documents, reports, financial data and other information as BRS may reasonably request. The Company shall permit any authorized representatives designated by BRS to visit and inspect any of the properties of the Company or any of its subsidiaries, including its and their books of account (and to make copies and take extracts therefrom), and to discuss its and their affairs, finances and accounts with its and their officers and their current and prior independent public accountants (and by this provision the Company authorizes such accountants to discuss with such representatives the affairs, finances and accounts of the Company and its subsidiaries, whether or not a representative of the Company is present), all at such reasonable times and as often as BRS may reasonably request.

                                   ARTICLE V

                              REGISTRATION RIGHTS
                              -------------------

          The Investors shall have registration rights with respect to the Securities as set forth in the Registration Rights Agreement attached hereto as Exhibit C. Each of the Investors agrees not to effect any public sale or distribution of any securities of the Company during the periods specified in the Registration Rights Agreement, except as permitted by the Registration Rights Agreement, and each such Investor agrees to be bound by the rights of priority to participate in offerings as set forth therein.

                                  ARTICLE VI

                                 MISCELLANEOUS
                                 -------------

          6.1  Amendment and Modification. This Agreement may be amended or
               --------------------------
modified, or any provision hereof may be waived, provided that such amendment or waiver is set forth in a writing executed by (i) the Company, (ii) BRS (so long as BRS and its Affiliates, officers, directors and employees own in the aggregate at least 35% of the outstanding Common Stock on a fully diluted basis) and (iii) the holders of a majority of the outstanding Common Stock on a fully diluted basis (including Securities owned by BRS and its Affiliates); provided, however, that (a) the provisions of Section 2.4, 3.1, 3.2, 3.3 and 3.4 and
Article IV of this Agreement which are for the express benefit of the Founding Investors cannot be amended, modified or waived unless the Founding Investors also execute such amendment or waiver and (b) the provisions of Section 4.10 cannot be amended, modified or waived unless BRS also executes such amendment or waiver and (c) no amendment or waiver which materially and adversely affects any Investor differently from any other Investor shall be made unless such Investor executes such amendment or waiver. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

          6.2  Survival of Representations and Warranties. All representations,
               ------------------------------------------
warranties, covenants and agreements set forth in this Agreement will survive the execution and delivery of this Agreement and the Closing Date and the consummation of the transactions contemplated hereby, regardless of any investigation made by an Investor or on its behalf.

          6.3  Successors and Assigns: Entire Agreement. This Agreement and all
               ----------------------------------------
of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and executors, administrators and heirs. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof (except for the Assignment Agreement) and merges and supersedes all prior discussions and understandings of any and every nature among them (except for the Assignment Agreement).

          6.4  Separability. In the event that any provision of this Agreement
               ------------
or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless that provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement.

          6.5  Notices. All notices provided for or permitted hereunder shall be
               -------
made in writing by hand-delivery, registered or certified first-class mail, telex, telecopier or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

               If to the Company:

               California Pizza Kitchen, Inc.
               6053 West Century Blvd., 11th Floor
               Los Angeles, California 90045-6442
               Attention: President
               Fax: (310) 575-5750
               Confirm: (310) 575-3000

               with a required copy to:

               Dechert Price & Rhoads
               4000 Bell Atlantic Tower
               1717 Arch Street
               Attention: G. Daniel O'Donnell
               Fax: (215) 994-2222
               Confirm: (215) 994-2762

               If to BRS:

               Bruckmann, Rosser, Sherrill & Co., Inc.
               126 East 56th Street, 29th Floor
               New York, New York 10022
               Attention: Harold O. Rosser II
               Fax: (212) 521-3799
               Confirm: (212) 521-3707

               with a required copy to:

               Dechert Price & Rhoads
               4000 Bell Atlantic Tower
               1717 Arch Street
               Philadelphia, PA 19103
               Attention: G. Daniel O'Donnell, Esq.
               Fax: (215) 994-2222
               Confirm: (215) 994-2762

               If to Richard L. Rosenfield or Larry S. Flax:

               c/o California Pizza Kitchen, Inc.
               6053 West Century Blvd., 11th Floor
               Los Angeles, California 90045-6442
               Fax: (310) 575-5750
               Confirm: (310) 575-3000

               in each case, with a required copy to:

               Stein & Kahan, a Law Corporation
               1299 Ocean Avenue, 4th Floor
               Santa Monica, California 90401
               Attention: Robert Kahan
               Fax: (310) 394-4759
               Confirm: (310) 458-6900

               If to the Additional Investors:

               To the respective address for each such Additional Investor listed beneath such Additional Investor's name on the signature pages hereof

               All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          6.6  Governing Law. The validity, performance, construction and effect
               -------------
of this Agreement shall be governed by and construed in accordance with the internal law of the State of New York (except insofar as the provisions of the General Corporation Law of the State of California and relevant decisions of California courts construing such provisions mandatorily apply hereto at such times as the Company is a California corporation), without giving effect to principles of conflicts of law. Each party hereto, for itself and its successors and assigns, irrevocably agrees that any suit, action or proceeding arising out of or relating to this Agreement shall be instituted only in the United States District Court for the Southern District of New York, United States of America or in the absence of jurisdiction, the Supreme Court of New York located in New York City and generally and unconditionally accepts and irrevocably submits to the exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby from which no appeal has been taken or is available in connection with this Agreement. Each party, for itself and its successors and assigns, irrevocably waives any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, including, without limitation, any objection based on the grounds of forum non conveniens, in the aforesaid courts. Each party, for itself and its successors and assigns, irrevocably agrees that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in Section 6.5 or at such other address of which the other parties shall have been notified in accordance with the provisions of Section 6.5, such service being hereby acknowledged by the parties to be effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law.

          6.7  Headings. The headings in this Agreement are for convenience of
               --------
reference only and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect. Unless otherwise specified, section references herein refer to sections of this Agreement and schedules and exhibits refer to schedules and exhibits attached hereto.

          6.8  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

          6.9  Further Assurances. Each party shall cooperate and take such
               ------------------
action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

          6.10 Remedies. In the event of a breach or a threatened breach by any
               --------
party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

          6.11 Party No Longer Owning Securities. If a party hereto ceases to
               ---------------------------------
own any Securities, such party will no longer be deemed to be an Investor for purposes of this Agreement.

          6.12 No Effect on Employment. Nothing herein contained shall confer
               -----------------------
on any Investor the right to enter into or remain in the employ of the Company or any of its subsidiaries or Affiliates.

          6.13 Pronouns. Whenever the context may require, any pronouns used
               --------
herein shall be deemed also to include the corresponding neuter, masculine or feminine forms.

          6.14 Termination. This Agreement will terminate only upon the written
               -----------
agreement of all of the Investors who are still parties hereto or when all of the Investors except any one Investor no longer hold any equity securities of the Company.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                         CALIFORNIA PIZZA KITCHEN, INC.


                         By:   /s/ Richard C. Stockinger
                            --------------------------------------
                            Name:  Richard C. Stockinger
                            Title: Vice President


                         BRUCKMANN, ROSSER, SHERRILL & CO., L.P.


                         By BRS Partners, Limited Partnership, its general partner, by BRSE Associates, Inc., its general partner


                         By:   /s/ Harold O. Rosser
                            --------------------------------------
                            Name:  Harold O. Rosser
                            Title: Managing Director


                         /s/ Larry S. Flax
                         -----------------------------------------
                         Larry S. Flax
                         Individually and as trustee under the Voting Trust Agreement


                         /s/ Richard L. Rosenfield
                         -----------------------------------------
                         Richard L. Rosenfield
                         Individually and as trustee under the Voting Trust Agreement Trust


                         /s/ Bruce C. Bruckmann
                         -----------------------------------------
                         Bruce C. Bruckmann
                         SS#: ###-##-####
                         Address: 125 East 84th Street, Apt. 5A
                                  New York, NY 10028

                         BCB FAMILY PARTNERS
                              By Bruce C. Bruckmann, General Partner


                         By: /s/ Bruce C. Bruckmann*
                            ------------------------------------
                            Name:
                            Title:


                             /s/ Donald Bruckmann*
                         ---------------------------------------
                         Donald Bruckmann
                         SS#: ###-##-####
                         Address: 66 East 79th Street
                                  New York, NY 10021


                         NAZ FAMILY PARTNERS
                              By Nancy A. Zweng, General Partner


                         By: /s/ Nancy A. Zweng*
                            ------------------------------------
                            Name:
                            Title:


                             /s/ Nancy A. Zweng*
                         ---------------------------------------
                         Nancy A. Zweng
                         SS#: ###-##-####
                         Address: 125 East 84th Street, Apt. 5A
                                  New York, NY 10028


                             /s/ H. Virgil Sherrill*
                         ---------------------------------------
                         H. Virgil Sherrill
                         SS#: ###-##-####
                         Address: One Sutton Place South
                                  New York, NY 10022

                            /s/ Stephen C. Sherrill*
                         ---------------------------------------
                         Stephen C. Sherrill
                         SS#: ###-##-####
                         Address: 765 Park Avenue, Apt. 4B
                                  New York, NY 10021

                            /s/ Harold O. Rosser
                         ---------------------------------------
                         Harold O. Rosser
                         SS#: ###-##-####
                         Address: 499 Silvermine Road
                                  New Canaan, CT 06840

                            /s/ Paul D. Kaminski*
                         ---------------------------------------
                         Paul D. Kaminski
                         SS#: ###-##-####
                         Address: 54 W. 9th Street
                                  New York, NY 10011


                            /s/ J. Rice Edmonds*
                         ---------------------------------------
                         J. Rice Edmonds
                         SS#:
                         Address:


                            /s/ Marilena Tibrea*
                         ---------------------------------------
                         Marilena Tibrea
                         SS#:
                         Address:

                         FURMAN SELZ SBIC, L.P.
                              By Furman Selz SBIC Investments L.L.C.


                         By: /s/ [ILLEGIBLE]
                            ------------------------------------
                            Name:
                            Title:


                             /s/ Roy Furnam
                         ---------------------------------------
                         Roy Furnam
                         SS#: ###-##-####
                         Address: 230 Park Avenue
                                  New York, NY 10169


                             /s/ David Harris
                         ---------------------------------------
                         David Harris
                         SS#: ###-##-####
                         Address: 230 Park Avenue
                                  New York, NY 10169

                         BANCBOSTON INVESTMENTS INC.


                         By: /s/ Theresa A. Nigi
                            ------------------------------------
                            Name:  Theresa A. Nigi
                            Title: Vice President


                             /s/ Eric Gleacher
                         ---------------------------------------
                         Eric Gleacher
                         SS#: ###-##-####
                         Address: 133 Fifth Avenue
                                  New York, NY 10128

                         /s/ Robert Engel
                         ---------------------------------------
                         Robert Engel
                         SS#: ###-##-####
                         Address: 425 West End Avenue, #7B
                                  New York, NY 10024


                         /s/ James Goodwin
                         ---------------------------------------
                         James Goodwin
                         SS#: ###-##-####
                         Address: 39 East 79th St.
                                  New York, NY 10021


                         /s/ Emil Henry
                         ---------------------------------------
                         Emil Henry
                         SS#: ###-##-####
                         Address: 654 Guard Hill Rd.
                                  Bedford, NY 10506


                         /s/ Roger Hoit
                         ---------------------------------------
                         Roger Hoit
                         SS#: ###-##-####
                         Address: 83 Blackburn Rd.
                                  Summit, NJ 07901


                         /s/ H. Conrad Meyer III
                         ---------------------------------------
                         H. Conrad Meyer III
                         SS#: ###-##-####
                         Address: 1 Woodland Ave.
                                  Bronxville, NY 10708

                                Spousal Consent
                                ---------------

      I, Joan Flax, am the spouse of Larry S. Flax, who is a party to that certain Securities Holders Agreement dated as of September 30, 1997 (the "Shareholders Agreement"), by and among California Pizza Kitchen, Inc., a California corporation (the "Company"), Bruckmann, Rosser, Sherrill & Co., L.P., a Delaware limited partnership, the individuals and entities set forth on Exhibit A thereto, and Richard L. Rosenfield and Larry S. Flax in their individual capacities and as Trustee under the California Pizza Kitchen, Inc. Voting Trust Agreement, dated March 1, 1990, as amended March 2, 1990. I hereby represent, warrant and acknowledge that I have read and understood the foregoing Shareholders Agreement; and that I know the contents of said Shareholders Agreement, including, but not limited to, the provisions regarding transfer of interests; and I hereby consent to all of the terms of the Shareholders Agreement and to the execution of the Shareholders Agreement by my spouse. I hereby further agree that I will take no action at any time to hinder the operation of the Shareholders Agreement.


                                                       /s/ Joan Flax
                                                       --------------------
                                                       Joan Flax

                                Spousal Consent
                                ---------------

      I, Esther Rosenfield, am the spouse of Richard L. Rosenfield, who is a party to that certain Securities Holders Agreement dated as of September 30, 1997 (the "Shareholders Agreement"), by and among California Pizza Kitchen, Inc., a California corporation (the "Company"), Bruckmann, Rosser,
Sherrill & Co., L.P., a Delaware limited partnership, the individuals and entities set forth on Exhibit A thereto, and Richard L. Rosenfield and Larry S. Flax in their individual capacities and as Trustee under the California Pizza Kitchen, Inc. Voting Trust Agreement, dated March 1, 1990, as amended March 2, 1990. I hereby represent, warrant and acknowledge that I have read and understood the foregoing Shareholders Agreement; and that I know the contents of said Shareholders Agreement, including, but not limited to, the provisions regarding transfer of interests; and I hereby consent to all of the terms of the Shareholders Agreement and to the execution of the Shareholders Agreement by my spouse. I hereby further agree that I will take no action at any time to hinder the operation of the Shareholders Agreement.





                                                  /s/ Esther Rosenfield
                                                  ----------------------------
                                                  Esther Rosenfield

                                   Exhibit A

                             Additional Investors
                             --------------------

                                  Shares of                    Shares of
                                  Class A                      Class B
                                  Common Stock                 Common Stock
                                  ------------                 ------------

Furman Selz SBIC, L.P.             1,307,560                         0
Roy Furman                            26,960                         0
David Harris                          13,480                         0
BancBoston Investments Inc.                0                   269,600
Eric Gleacher                         67,400                         0
Robert Engel                          20,220                         0
James Goodwin                         13,480                         0
Emil Henry                            13,480                         0
Roger Hoit                             6,740                         0
Conrad Meyer                          20,220                         0
David Mills                            6,740                         0
Charles Phillips                      67,400                         0
Clay Rohrbach                         20,220                         0
Jeffrey Tepper                         6,740                         0
Gleacher IV, L.P.                     26,960                         0
Bruce Bruckman                        96,475                         0
BCB Family Partners                    5,387                         0
Donald Bruckmann                      12,529                         0
NAZ Family Partners                    2,600                         0
Nancy A. Zweng                         3,759                         0
H. Virgil Sherrill                    62,648                         0
Stephen C. Sherrill                   96,475                         0

Harold O. Rosser                      18,794                         0
Paul Kaminski                         16,985                         0
Rice Edmonds                           2,696                         0
Marilena Tibrea                          539                         0

            California Pizza Kitchen Total Outstanding Common Stock
            -------------------------------------------------------


                                  Shares of Class       Shares of Class
                                  A Common Stock        B Common Stock
                                  --------------        ---------------

Bruckmann, Rosser, Sherrill          4,533,913                 0
& Co., L.P.
Bruce Bruckmann                         96,475                 0
BCB Family Partners                      5,387                 0
Donald Bruckmann                        12,529                 0
NAZ Family Partners                      2,600                 0
Nancy A. Zweng                           3,759                 0
H. Virgil Sherrill                      62,648                 0
Stephen C. Sherrill                     96,475                 0
Harold O. Rosser                        18,794                 0
Paul Kaminski                           16,985                 0
Rice Edmonds                             2,696                 0
Marilena Tibrea                            539                 0
Furman Selz SBIC, L.P.               1,307,560                 0
Roy Furman                              26,960                 0
David Harris                            13,480                 0
BancBoston Investments Inc.                  0           269,600
Richard L. Rosenfield             1,236,275.88                 0
Larry S. Flax                     1,268,905.31                 0
Rosenfield Children Trust            84,958.66                 0
Eric Gleacher                           67,400                 0
Robert Engel                            20,220                 0
James Goodwin                           13,480                 0
Emil Henry                              13,480                 0
Roger Hoit                               6,740                 0
Conrad Meyer                            20,220                 0
David Mills                              6,740                 0

Charles Phillips                         67,400                0
Clay Rohrback                            20,220                0
Jeffrey Tepper                            6,740                0
Gleacher IV, L.P.                        26,960                0
Others                               669,860.15                0
                                     ----------        ---------
Totals                                9,730,400          269,600